Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-272237 on Form S-3 and Nos. 333-231389, 333-200828, 333-188526, 333-182225, 333-56161, 333-121073, 333-151184, 333-261178 and 333-285269 on Form S-8 of our reports dated February 26, 2026, relating to the financial statements of Sempra and the effectiveness of Sempra’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Sempra for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
February 26, 2026